ONE PRICE CLOTHING STORES, INC. AND SUBSIDIARY

    EXHIBIT 23 - CONSENT OF INDEPENDENT AUDITORS



    We consent to the incorporation by reference in the Registration Statements No. 33-20529, 33-31623, 33-48091 and 33-61803 on Form S-8 pertaining to the
    1987 Stock Option Plan, the 1988 Stock Option Plan, the 1991 Stock Option Plan and the Director Stock Option Plan, respectively, of One Price Clothing Stores, Inc. of our report dated March 14, 1997 appearing in Form 10-K of One Price Clothing Stores, Inc. for the year ended February 1, 1997.





    DELOITTE & TOUCHE LLP
    Greenville, South Carolina

    April 23, 1997


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